UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)
July 11, 2003

ABSS Corp.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of Incorporation)	000-15303 (Commission File Number)	73-1215433 (IRS Employer ID No.)

P.O. Box 723244
Atlanta, GA  31139
(Address of Principal Executive Offices)

(917) 981-4569
(Registrant's Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Item 6.    Resignations of Registrant's Directors

On July 10, 2003, Mr. Tom Simeo and Mr. Benny Blom resigned as members of the Board of Directors of ABSS Corporation pursuant to the terms of a Stock Purchase Agreement dated April 29, 2003 between the Company and Cybernic Holdings, Inc. These resignations were not due to any disagreement with the Company on any matters relating to the Company’s operations, policies or practices.

Item 7.     Financial Statements and Exhibits

(a)	Not applicable.
(b)	Not applicable.
(c)	Exhibits - None

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, we have duly caused this report to be signed on our behalf by the undersigned hereunto duly authorized.

ABSS CORPORATION

By:   /s/    Alan Lew

Alan Lew
Chief Executive Officer

Date:   July 30, 2003